Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
AMENDMENT NO. 1
to
MASTER REPRUCHASE AGREEMENT
This AMENDMENT No. 1 (this “Amendment”), dated effective as of July 22, 2021 (the “First Amendment Effective Date”), is made by and among GOLDMAN SACHS BANK USA, as buyer (in such capacity, “Buyer”), HPFC SUB 1 LLC, as seller (in such capacity, the “Seller”) and HOME POINT FINANCIAL CORPORATION, as guarantor (in such capacity, “Guarantor”).
WITNESSETH:
WHEREAS, Seller, Guarantor and Buyer are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 30, 2021 (the “Existing Master Repurchase Agreement”, and as amended by this Amendment and as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Master Repurchase Agreement”), whereby Buyer has agreed to finance, from time to time, certain Mortgage Loans, as provided in and subject to the terms and conditions of the Master Repurchase Agreement, and the other agreements entered into in connection with the Master Repurchase Agreement (the “Principal Agreements”);
WHEREAS, in connection with the Existing Master Repurchase Agreement, Seller, Guarantor and Buyer executed that certain Amended and Restated Transactions Terms Letter, dated as of June 30, 2021 (the “Existing Transactions Terms Letter”, and as amended by Amendment No. 1 to the Transactions Terms Letter, dated as of the date hereof, and as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Transactions Terms Letter”); and
WHEREAS, in furtherance of the foregoing, the parties desire to amend certain provisions of the Existing Master Repurchase Agreement, effective as of the First Amendment Effective Date, as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Existing Master Repurchase Agreement, including by way of reference to any other documents or agreements.

2.    Amendments to Existing Master Repurchase Agreement. Effective as of the First Amendment Effective Date, the Existing Master Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A-1 hereto. A conformed copy of the Existing Master Repurchase Agreement is attached as Exhibit A-2 hereto.
3.    Fees and Expenses. Each of Seller and Guarantor hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment.
4.    Confirmation of Master Repurchase Agreement and Guaranty; Representations of Seller and Guarantor. Each of Seller and Guarantor represents and warrants as follows:
(a)    Upon effectiveness of this Amendment, the Existing Master Repurchase Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties to the Master Repurchase Agreement and the other Principal Agreements shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Master Repurchase Agreement and the other Principal Agreements for any and all purposes. Except as expressly amended or released and discharged hereby, all of the terms of the Master Repurchase Agreement and the other Principal Agreements including, without limitation, security interests and liens granted thereunder, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Each of Seller and Guarantor hereby acknowledges and agrees that any and all obligations of each such party arising out of or relating to Transactions, or otherwise, shall remain in full force and effect until their payment in full and termination in accordance with the terms of the Master Repurchase Agreement. The Guarantor ratifies and reaffirms its guarantee under the Guaranty and Security Agreement, dated as of June 30, 2021, for the benefit of the Buyer and confirms and agrees that such guarantee hereafter secure all of the obligations thereunder. This Amendment shall not constitute a novation.
(b)    Each of Seller and Guarantor hereby represents and warrants that (i) it has the requisite power and authority, and legal right, to execute and deliver this Amendment and to perform its obligations under this Amendment, the Master Repurchase Agreement and the other Principal Agreements, (ii) it has taken all necessary corporate and legal action to duly authorize the execution and delivery of this Amendment and the performance of its obligations under this Amendment, Master Repurchase Agreement and the other Principal Agreements, (iii) this Amendment has been duly executed and delivered by each of Seller and Guarantor, (iv) each of this Amendment, the Master Repurchase Agreement and the other Principal Agreements constitutes a legal, valid and binding obligation of each of Seller and Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of
2

creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and (v) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
(c)    Each representation and warranty of each of Seller and Guarantor contained in the Master Repurchase Agreement and the other Principal Agreements is true and correct and is hereby restated and affirmed.
(d)    Each covenant and each other agreement of each of Seller and Guarantor contained in the Master Repurchase Agreement and the other Principal Agreements (as modified by this Amendment, if applicable) is hereby restated and affirmed.
5.    Further Assurances. Each of Seller and Guarantor hereby agrees to execute and deliver such additional documents, opinions, instruments or agreements as may be reasonably necessary and appropriate to effectuate the purposes of this Amendment, the Master Repurchase Agreement and the other Principal Agreements.
6.    Conflicts. In the event of a conflict of any provision hereof with any provision or definition set forth in the Existing Master Repurchase Agreement, the Existing Transactions Terms Letter or any other Principal Agreement, the provisions and definitions of this Amendment shall control.
7.    Governing Law. This Amendment and the Master Repurchase Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof (other than sections 5-1401 and 5-1402 of the New York General Obligations law).
8.    Severability. Any provision of this Amendment, the Master Repurchase Agreement or the other Principal Agreements shall be treated as separate and independent from any other provision or agreement herein or therein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
9.    Entire Agreement. This Amendment, the Master Repurchase Agreement and the other Principal Agreements embody the entire agreement and understanding of the parties hereto and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.
10.    Binding Effect. This Amendment, the Master Repurchase Agreement and the other Principal Agreements, as applicable, shall be binding upon and shall be enforceable by the parties to the Master Repurchase Agreement and the other Principal Agreements, as applicable, and their respective successors and permitted assigns.
11.    Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of such signature may be transmitted by any one or more of the parties hereto by facsimile transmission or as an attachment to an electronic
3

mail message in “pdf” or similar format, any such signature transmitted by facsimile transmission or transmitted by electronic mail message in “pdf” or similar format to be treated for all purposes as an original. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
[Signature pages follow]
4

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

GOLDMAN SACHS BANK USA, as Buyer

By:	/s/ Bryan Holt

Name:	Bryan Holt
Title:	Authorized Person

[Signatures Continue on Following Page]

[First Amendment Agreement (Home Point MRA)]

HPFC SUB 1 LLC, as Seller

By:	/s/ Joseph Ruhlin

Name:	Joseph Ruhlin
Title:	Treasurer

HOME POINT FINANCIAL CORPORATION, as Guarantor

By:	/s/ Joseph Ruhlin

Name:	Joseph Ruhlin
Title:	Senior Managing Director - Treasurer

[First Amendment Agreement (Home Point MRA)]

Exhibit A-1

MASTER REPURCHASE AGREEMENT

(Changed Pages Reflecting Amendment)

(Attached)

A-1-1

CONFORMED COPY THROUGH AMENDMENT NO. 1, dated as of July 22, 2021
~~EXECUTION VERSION~~
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
among
HPFC SUB 1 LLC
(“Seller”)
HOME POINT FINANCIAL CORPORATION
(“Guarantor”)
and
GOLDMAN SACHS BANK USA
(“Buyer”)
dated as of
June 30, 2021

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS AND PRINCIPLES OF CONSTRUCTION    ~~1~~2
1.1    Defined Terms    ~~1~~2
1.2    Interpretation; Principles of Construction    2
ARTICLE 2    AMOUNT AND TERMS OF TRANSACTIONS     3
2.1    Agreement to Enter into Transactions    3
2.2    Transaction Limits    3
2.3    Description of Purchased Assets     ~~3~~4
2.4    Maximum Transaction Amounts     4
2.5    Use of Proceeds    4
2.6    Price Differential     4
2.7    Terms and Conditions of Transactions    5

ARTICLE 3 PROCEDURES FOR REQUESTING AND ENTERING INTO TRANSACTIONS 5
3.1    Request for Transaction    5
3.2    Delivery of Mortgage Loan Documents    6
3.3    [Reserved]    6
3.4    Wire-out Account; Haircut    6
3.5    Payment of Purchase Price    7
3.6    Approved Payees and Approved Originators    8
3.7    Delivery of Mortgage-Backed Securities    9
ARTICLE 4 REPURCHASE    9
4.1    Repurchase Price    9
4.2    Repurchase Acceleration Events     10
4.3    [Reserved]    11
4.4    Illegality    11
4.5    Increased Costs    ~~11~~12
4.6    Effect of Benchmark Transition Event     12
4.7    Payments Pursuant to Sale to Approved Investors    ~~13~~14
4.8    Distributions of Funds from the Funding Deposit Account     14
4.9    Method of Payment    ~~14~~15
4.10    [Reserved]    15
4.11    [Reserved]    15
4.12    Full Recourse    15
4.13    Payments to Seller     15
ARTICLE 5 FEES    15
5.1    Payment of Fees    15

ARTICLE 6 SECURITY; SERVICING; MARGIN ACCOUNT MAINTENANCE; CUSTODY OF MORTGAGE LOAN DOCUMENTS; REPURCHASE TRANSACTIONS; DUE DILIGENCE    ~~15~~16
6.1    Precautionary Grant of Security Interest in Purchased Assets and Purchased Items    ~~15~~16
6.2     Servicing    17
6.3    Margin Account Maintenance     21
6.4    Repurchase and Release of Purchased Assets     22
6.5    Repurchase Transactions    22
6.6    Periodic Due Diligence     ~~22~~23
ARTICLE 7 CONDITIONS PRECEDENT     23
7.1    Initial Transaction    23
7.2    All Transactions    26
7.3    Satisfaction of Conditions    28
ARTICLE 8 REPRESENTATIONS AND WARRANTIES    28
    8.1    Representations and Warranties Concerning Seller and Guarantor    28
    8.2    Representations and Warranties Concerning Purchased Assets    35
    8.3    Continuing Representations and Warranties    35
ARTICLE 9 AFFIRMATIVE COVENANTS    35
9.1    Financial Statements and Other Reports    35
9.2    Notice    36
9.3    Existence and Rights; Compliance with Laws; Agency Approvals    38
9.4    Maintenance of Properties    38
9.5    Taxes    38
9.6    Servicing of Mortgage Loans    38
9.7    Evidence of Purchased Assets    ~~38~~39
9.8    Defense of Title; Protection of Purchased Items    ~~38~~39
9.9    Further Assurances; UCC Matters; Protection and Perfection of Security Interests    39
9.10     Fidelity Bonds and Insurance    39
9.11    [Reserved].    39
9.12     Additional Repurchase or Warehouse Facilities    39
9.13     MERS    ~~39~~40
9.14     Agency Audit and Approval Maintenance    ~~39~~40
9.15     Financial Covenants    40
9.16     Quality Control    40
ARTICLE 10 NEGATIVE COVENANTS    40
10.1    Lines of Business    40
10.2     Dividends, Etc    ~~40~~41
10.3     Liens on Purchased Assets and Purchased Items    ~~40~~41
10.4    Transactions with Affiliates    ~~40~~41
10.5     Consolidation, Merger, Sale of Assets and Change of Control    41

10.6    [Reserved]    41
10.7    Servicing Rights    41
10.8     Change in Organizational Documents    ~~41~~42
10.9     [Reserved]    ~~41~~42
10.10     Fiscal Year    ~~41~~42
10.11     Pooled Mortgage Loans    ~~41~~42
10.12     [***]    ~~41~~42
ARTICLE 11 DEFAULTS AND REMEDIES    42
11.1Events of Default    42
11.2    [Reserved]    45
11.3     Remedies    45
11.4     Treatment of Custodial Account    ~~46~~47
11.5     Sale of Related Mortgage Loans or Purchased Assets    47
11.6     No Obligation to Pursue Remedy    ~~47~~48
11.7     No Judicial Process    ~~47~~48
11.8     Reimbursement of Costs and Expenses    48
11.9     Application of Proceeds    ~~48~~49
11.10     Rights of Set-Off    ~~48~~49
ARTICLE 12 INDEMNIFICATION    ~~49~~50
12.1     Indemnification    ~~49~~50
12.2     Reimbursement    ~~50~~51
12.3     Payment of Taxes    ~~50~~51
12.4     Buyer Payment    ~~53~~54
12.5     Agreement not to Assert Claims    ~~53~~54
12.6     Survival    ~~53~~54

ARTICLE 13 TERM AND TERMINATION    54
13.1    Term    54
13.2     Termination    54
13.3     Extension of Term    ~~54~~55
ARTICLE 14 GENERAL    ~~54~~55
14.1    Integration; Servicing Provisions Integral and Non-Severable    ~~54~~55
14.2     Amendments    55
14.3     No Waiver    ~~55~~56
14.4     Remedies Cumulative    ~~55~~56
14.5     Rehypothecation; Assignment    ~~55~~56
14.6     Successors and Assigns    56
14.7    Participations    ~~56~~57
14.8    Invalidity    57
14.9     Additional Instruments    57
14.10     Survival    57
14.11     Notices    57
14.12     Governing Law    58
14.13     Submission to Jurisdiction; Service of Process; Waivers    58

14.14     Waiver of Jury Trial    ~~58~~59
14.15     Counterparts    ~~58~~59
14.16     Headings    59
14.17     Customer Information    59
14.18     Intent    ~~60~~61
14.19     Insured Depository Institution    62
14.20     Netting Contract    ~~62~~63
14.21     Tax Treatment    ~~62~~63
14.22     Examination and Oversight by Regulators    ~~62~~63
14.23     Anti-Money Laundering Laws Notice    ~~62~~63
14.24     Amendment and Restatement    63

EXHIBITS
Exhibit A:    Glossary of Defined Terms
Exhibit B:    [Reserved]
Exhibit C:    [Reserved]
Exhibit D:    Assignment of Closing Protection Letter
Exhibit E:    Form of Power of Attorney
Exhibit F:    Wiring Instructions
Exhibit G:    Form of Servicer Notice
Exhibit H:    Representations and Warranties
Exhibit I:    [Reserved]
Exhibit J:    [Reserved]
Exhibit K:    Form of Escrow Instruction Letter
Exhibit L    Form of Monthly Servicing Report
Exhibit M:    Non-Owner Occupied Loans (Agency Securitization-Designated)
Exhibit N    Non-Owner Occupied Loans (Goldman Purchase Commitment-Designated)

SCHEDULES
Schedule 1:    Filing Jurisdictions and Offices
Schedule 2: Ownership Structure of Guarantor and its Affiliates and Subsidiaries

MASTER REPURCHASE AGREEMENT
THIS AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June 30, 2021 (the “Effective Date”), by and among Goldman Sachs Bank USA, a New York State-chartered bank, as buyer (“Buyer”), HPFC Sub 1 LLC (“HPFC Sub”), a Delaware limited liability company, as seller (“Seller”), and Home Point Financial Corporation (“HPFC”), a New Jersey corporation, as guarantor (“Guarantor”).
RECITALS
A.    Buyer, Home Point Financial Corporation, as seller (the “Original Seller”) and Guarantor are parties to that certain Master Repurchase Agreement (as further amended, supplemented and otherwise modified from time to time before the date hereof, the “Existing Repurchase Agreement”), dated as of March 24, 2021 (the “Initial Closing Date”).
B.    Buyer, Original Seller and Guarantor wish to amend and restate the Existing Repurchase Agreement, effective as of the Effective Date, as provided herein.
C.    Subject to the terms and conditions set forth in the Existing Repurchase Agreement, from and after the Initial Closing Date until the Effective Date, Original Seller requested Buyer to enter into transactions with Original Seller whereby Original Seller could, from time to time, sell to Buyer certain Eligible Mortgage Loans (including in each case and without limitation all of Original Seller’s right, title and interest in and to the related Servicing Rights), against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to sell to Original Seller such Eligible Mortgage Loans at a date certain or on demand after the Purchase Date, against the transfer of funds by Original Seller. From and after the Effective Date, Seller has requested Buyer to enter into transactions with Seller whereby Seller may, from time to time, sell to Buyer a Participation Interest representing one hundred percent (100%) beneficial ownership in certain Eligible Mortgage Loans (including in each case and without limitation all of Seller’s right, title and interest in and to the related Servicing Rights and/or other mortgage related assets and interests), against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to sell to Seller such purchased assets at a date certain or on demand after the Purchase Date, against the transfer of funds by Seller (each such transaction, a “Transaction”). On the Effective Date, the Participation Interest in Purchased Mortgage Loans subject to a Transaction under the Existing Repurchase Agreement immediately before the execution of the Agreement will be transferred and sold by the Seller to Buyer hereunder.
D.    Buyer has agreed to enter into such Transactions, subject to the terms and conditions set forth in this Agreement.

E.    Guarantor has agreed to guarantee the obligations of the Seller hereunder.
NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Seller, Guarantor and Buyer agree as follows:
being understood that this clause (ii) does not expand Buyer’s rights to sell such Purchased Assets beyond the rights otherwise afforded to Buyer pursuant to this Agreement and (iii) the date as of which Buyer determines that such Transactions are unlawful to maintain. Buyer shall not be liable to Seller for any costs, losses or damages arising from or relating to any actions taken by Buyer pursuant to this Section 4.4 and (c) Seller’s obligation to pay any Non-Usage Fee, Exit Fee or Minimum Utilization Fee shall terminate upon such determination and Buyer shall reimburse Seller a pro-rated portion of the Upfront Fee based on the number of days remaining prior to the Expiration Date.
4.5    Increased Costs.
(a)    Notwithstanding anything to the contrary in this Agreement, if Buyer determines in good faith that any change in any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (i) subjects Buyer to any tax of any kind whatsoever with respect to this Agreement or any Purchased Assets or changes the basis of taxation of payments to Buyer in respect thereof, in each case excluding any Indemnified Taxes (which shall be governed by Section 12.3), Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes, (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the Applicable Pricing Rate hereunder, or (iii) imposes on Buyer any other condition, the result of which is to increase the cost to Buyer, by an amount which Buyer reasonably deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Seller shall, at its option and in its sole and absolute discretion, either (1) terminate all of the Transactions and repurchase all of the Purchased Assets or (2) promptly pay Buyer such additional amount or amounts as will compensate Buyer for such increased cost or reduced amount receivable thereafter incurred.
(b)    If Buyer has determined in good faith that the adoption of or any change in any law, treaty, rule or regulation or determination of an arbitrator or a court or other

Governmental Authority regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall, at its option and in its sole and absolute discretion, either (1) terminate all of the Transactions and repurchase all of the Purchased Assets or (2) promptly pay Buyer such additional amount or amounts as will thereafter compensate Buyer for such reduction.
If Buyer becomes entitled to claim any additional amounts pursuant to this Section 4.5, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Buyer to Seller shall be conclusive in the absence of manifest error, provided that if Buyer fails to give notice to Seller of the imposition of any Indemnified Taxes within 120 days following its receipt of actual written notice of the imposition of such Taxes, there will be no obligation for Seller to pay interest or penalties attributable to the period beginning after such 120th day and ending seven (7) days after Seller receives notice from Buyer.
4.6    Effect of Benchmark Transition Event.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Principal Agreements, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Principal Agreement in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Principal Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Principal Agreement in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to a Responsible Officer of Seller without any amendment to this Agreement or further action or consent of Seller.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Buyer will have the right to make Benchmark

Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller.
(c)    Notices; Standards for Decisions and Determinations. The Buyer will promptly notify the Seller of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Upon its receipt of such notice, Seller shall, at its option and in its sole and absolute discretion, either (1) terminate all of the Transactions and repurchase all of the Purchased Assets without being required to pay any Non-Use Fees, Exit Fees or (2) agree to such Benchmark Replacement. Any determination, decision or election that may be made by Buyer pursuant to this Section 4.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding and may be made in Buyer’s sole and absolute discretion.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Principal Agreement, at any time (including in connection with the
(e)    solely with respect to Dry Mortgage Loans, an executed Trust Receipt from the Custodian relating to such Dry Mortgage Loans in form and substance as set forth in the Custodial and Disbursement Agreement;
(f)    [Reserved];
(g)    [Reserved];
(h)    Seller shall have paid all fees (including Non-Usage Fees, Exit Fees, Minimum Utilization Fees, Margin Deficits and Upfront Fees), expenses, indemnity payments and other amounts that are then due and owing under the Principal Agreements;
(i)    no rescission notice and/or notice of right to cancel shall have been improperly delivered to the Mortgagor in respect of any Eligible Mortgage Loan, and the rescission period related to such Eligible Mortgage Loan shall have expired, except in all cases for Mortgage Loans that no longer constitute Related Mortgage Loans;
(j)    Seller shall have designated an Approved Payee, if applicable, to whom such funds shall be delivered;

(k)    the representations and warranties of Guarantor and Seller set forth in Article 8 hereof shall be true and correct in all material respects as if made on and as of the date of each Transaction;
(l)    Seller and Guarantor shall have performed all agreements to be performed by them hereunder and under the Principal Agreements, respectively;
(m)    no Default, Event of Default or Material Adverse Effect with respect to Seller or Guarantor shall have occurred and be continuing or would result from such Transaction;
(n)    no Servicer Termination Event shall have occurred and be continuing and, at any time at which Seller or Guarantor is not the Servicer, to the extent not already provided, a Servicing Agreement duly executed by the applicable Servicer and Seller or Guarantor, as applicable, or a Servicer Notice, if applicable, shall have been delivered to Buyer and the current Servicer has been approved by Buyer;
(o)    [Reserved];
(p)    Guarantor or Seller shall have deposited (or have caused the Servicer to deposit) all amounts required under Section 6.2(h) into the Custodial Account;
(q)    [Reserved];
(r)    the Purchase Price for each proposed Transaction shall not cause (i) the Aggregate Outstanding Purchase Price to exceed the Aggregate Transaction Limit, and (ii) the Aggregate Outstanding Purchase Price for all relevant Purchased Assets to exceed the product of the applicable Type Sublimit (expressed as a decimal and as determined by the Type of Purchased Asset) and the Aggregate Outstanding Purchase Price;
(s)    [Reserved];
101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Principal Agreements.
10.8     Change in Organizational Documents. None of Seller or Guarantor shall amend modify or otherwise change any of its Governing Documents in any material respect, except any such amendments, modifications or changes or any such new agreements or arrangements that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
10.9    [Reserved].

10.10     Fiscal Year. Each of Seller and Guarantor shall not change its fiscal year-end from December 31 or change its method of determining fiscal quarters, without providing notice to the Buyer.
10.11     Pooled Mortgage Loans. Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, each of Seller and Guarantor shall not, directly or indirectly, replace any Related Mortgage Loan with a Mortgage-Backed Security pursuant to Section 3.7 that includes any mortgage loans in the related Pool that do not include such Related Mortgage Loans that such Mortgage-Backed Security replaced.
10.12     [***]. With respect to any repurchase agreement or credit facility secured by mortgage loan-related collateral in which Seller or Guarantor or their respective Subsidiaries, are parties to as seller, borrower or any other type of obligor, [***].
ARTICLE 11
DEFAULTS AND REMEDIES
11.1     Events of Default. The occurrence of any of the following conditions or events shall be an Event of Default:
(a)    any failure of Seller to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided that Buyer has tendered the related Purchase Price) that (i) is not otherwise remedied (a) pursuant to Section 6.3 by Seller’s payment thereunder of the resulting Margin Call caused by such delivery failure or (b) the return of the related Purchase Price to the Wire-Out Account pursuant to the Custodial and Disbursement Agreement or (ii) or is caused by the willful misconduct, recklessness, fraud or gross negligence of Seller or Guarantor; or
(b)    failure of Guarantor to perform its obligations under Section 6.2(h)(i); or
(c)    failure of Seller to (i) repurchase the Purchased Assets on the applicable Repurchase Date, (ii) perform its obligations under Section 6.3(b), (iii) make any required payment of Non-Usage Fees, Exit Fees or Minimum Utilization Fees when due hereunder and such failure and such failure remains unremedied for a period of [***] Business Days after the earlier of (x) written notice of such failure shall have been given to Seller by Buyer or (y) the date upon which a Responsible Officer of Seller or Guarantor obtained actual

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BUYER:    GOLDMAN SACHS BANK USA
By:
Name:
Title:
SELLER:    HPFC SUB 1 LLC, LLC
By:
Name:
Title:
GUARANTOR:    HOME POINT FINANCIAL CORPORATION
By:
Name:
Title:
ACKNOWLEDGED AND AGREED:
ORIGINAL SELLER:    HOME POINT FINANCIAL CORPORATION
By:
Name:

EXHIBIT A
GLOSSARY OF DEFINED TERMS
“Ability to Repay Rule”: 12 C.F.R. 1026.43(c), including all applicable official staff commentary.
“Acceptable Title Insurance Company”: A nationally recognized title insurance company that is acceptable to the Agencies and has not been disapproved by Buyer in a writing provided to Seller or Guarantor.
“Accepted Servicing Practices”: With respect to any related Mortgage Loan, those procedures (including collection procedures) that Seller customarily employs and exercises in servicing and administering similar mortgage loans for its own account and which are in accordance with (i) accepted mortgage servicing practices of prudent lending institutions for comparable mortgage loans in the jurisdiction where the related Mortgaged Property is located, (ii) Applicable Law and (iii) applicable Agency Guides, FHA Regulations, VA Regulations and RD Regulations.
“Account Bank”: (a) U.S. Bank, National Association, in its capacity as depository bank with respect to the Disbursement Account, as applicable, (b) Merchants Bank of Indiana, with respect to the Custodial Account or (c) such other party upon whom Buyer and Seller may mutually agree.
“Administrative Agent”: As defined in the Credit Agreement.
“Affiliate”: With respect to a Person, any other Person that (i) directly or indirectly through one or more intermediaries, controls, is controlled by, or is under direct or indirect common control with such Person or (ii) is an officer or director of such Person; provided that each Agency shall be specifically excluded as an Affiliate of Buyer. Solely for purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that other than Seller, Guarantor and their respective Subsidiaries (as applicable), no other portfolio company of Stone Point Capital LLC or its Affiliates shall be deemed to be an “Affiliate” of Seller or Guarantor.
“Agency”: Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.
“Agency Audit”: Any Agency, HUD, FHA, VA and RD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency, HUD, FHA, VA or RD).

“Agency Eligible Mortgage Loan”: A Mortgage Loan that is originated in, and at all times remains in, Strict Compliance with the Agency Guides and the eligibility requirements specified for the applicable Agency Program, and is eligible for sale to or securitization by such Agency.
“Agency Guides”: The Ginnie Mae Guide, the Fannie Mae Guide, the Freddie Mac Guide, the FHA Regulations, the VA Regulations or the RD Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time (i) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, in the ordinary course of business and not at the request of Seller, Guarantor or any of their respective Affiliates and provided that any such amendment, supplement or other modification is applicable to at least one other Person that is not an Affiliate of Seller or Guarantor in addition to Seller and Guarantor or (ii) at the request of Guarantor to Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, and as to

Plan; or (j) the taking of any action by, or the threatening of the taking of any action by, the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any of the foregoing.
“Escrow Instruction Letter”: The Escrow Instruction Letter from Seller or Guarantor to the Closing Agent, in the form provided by Seller or Guarantor, which shall include the wire instructions to the Closing Agent substantially in the form of Exhibit K hereto, as the same may be modified, supplemented and in effect from time to time.
“Event of Default”: Any of the conditions or events set forth in Section 11.1 of this Agreement.
“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of Buyer being organized under the laws of, having its principal office or applicable lending office located in, or having another present or former connection (other than any connection arising from executing, delivering, being party to, engaging in any transaction pursuant to, performing its obligations under or enforcing this Agreement or being the legal owner of the Purchased Assets) to, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer under this Agreement pursuant to a law in effect on the date on which (i) such Buyer becomes a party hereto or (ii) such Buyer (other than at the request of Seller) changes its lending office, except, in each case, to the extent that, pursuant to Section 12.3, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed its lending office, (c)

Taxes attributable to Buyer’s failure to comply with Sections 12.3(c), (d) or (f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order”: As defined in Section 8.1(z)(i) of this Agreement.
“Exit Fee”: The fee set forth in the Transactions Terms Letter payable by Seller in connection with the repurchase of a Non-Owner Occupied Loan (Agency Securitization-Designated) where such Non-Owner Occupied Loan (Agency Securitization-Designated) is subject to a securitization or whole loan sale involving third-parties other than Fannie Mae or Freddie Mac, as set forth in the Transactions Terms Letter.
“Expiration Date”: As set forth in the Transactions Terms Letter.
“Facility Termination Date”: The earliest of (a) the Expiration Date set forth in the Transactions Terms Letter, (b) at Buyer’s option, upon the occurrence of an Event of Default that has not been waived by Buyer or, (c) the date that is twenty four (24) calendar months following the Initial Closing Date.
“Fannie Mae”: The Federal National Mortgage Association and any successor thereto.
“Fannie Mae Guide”: The Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.
“Fannie Mae HomeStyle Loan”: A Mortgage Loan that fully conforms to Fannie Mae’s HomeStyle Renovation mortgage loan program and is referred to as a “HomeStyle® Renovation Mortgage” by Fannie Mae.
“Freddie Mac Guide”: The Freddie Mac Seller’s and Servicers’ Guide, as such guide may hereafter from time to time be amended.
“Freddie Mac Program”: The Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.
“Funding Deposit Account”: The non-interest bearing funding deposit account established and maintained by the Funding Deposit Account Bank, which includes any distinct subaccounts thereof, if applicable, bearing ABA Number: [***]; Acct. Name: [***]; Account Number: [***]; FFC: [***].
“Funding Deposit Account Bank”: U.S. Bank National Association, or such other party appointed by Buyer in its sole and absolute discretion.
“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified

Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession and that are applicable to the circumstances as of the date of determination.
“Ginnie Mae”: Government National Mortgage Association and any successor thereto.
“Ginnie Mae Guide”: The Ginnie Mae Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.
“Ginnie Mae Program”: The Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.
“Goldman Purchase Commitment”: With respect to any Related Mortgage Loan, a binding, written commitment by Buyer or Affiliate thereof to purchase from Guarantor, and Guarantor to sell to Buyer or such Affiliate, such Related Mortgage Loan in a whole loan acquisition. For the avoidance of doubt, if a Related Mortgage Loan is removed, for any reason, from whole loan acquisition by Guarantor, Buyer or an Affiliate of Buyer, such Related Mortgage Loan shall be deemed to be no longer subject to such Goldman Purchase Commitment.
“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership agreement, limited liability company agreement, memorandum and articles of association, operating agreement or trust agreement and/or other organizational, charter or governing documents.
“Government Mortgage Loan”: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is:
(a)    subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole and absolute discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations;
“Mortgage Loan Documents”: With respect to each Related Mortgage Loan, each document listed in Section 2 of the Custodial and Disbursement Agreement.
“Mortgage Loan File”: With respect to each Mortgage Loan, that file that contains the Mortgage Loan Documents and is delivered to Custodian pursuant to the Custodial and Disbursement Agreement.
“Mortgage Note”: A promissory note secured by a Mortgage and evidencing a Mortgage Loan.

“Mortgaged Property”: The real property (or other collateral relating to cooperative loans) securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor”: The obligor of a Mortgage Loan.
“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Guarantor or any of its ERISA Affiliates has contributed, or has been obligated to contribute.
“Nationally Recognized Accounting Firm”: (a) Any of BDO USA, LLP. and any successors to any such firm and (b) any other public accounting firm designated by Guarantor and approved by Buyer, such approval not to be unreasonably withheld or delayed.
“Non-Owner Occupied Loan”: A Mortgage Loan for which the related Mortgaged Property is non-owner occupied that is originated in compliance with the Fannie Mae Guide or Freddie Mac Guide.
“Non-Owner Occupied Loan (Agency Securitization-Designated)”: A Non-Owner Occupied Loan, set forth on Exhibit M (as may be amended, supplemented or revised, from time to time, by agreement of Seller and Buyer (which such amendment, supplement or revision may be set forth in an e-mail between Seller and Buyer) a copy of which amendment, supplement or revision shall be provided to Calculation Agent) that has been identified for potential inclusion in a securitization of Agency Eligible Mortgage Loans.
“Non-Owner Occupied Loan (Goldman Purchase Commitment-Designated)”: A Non-Owner Occupied Loan, set forth on Exhibit N (as may be amended, supplemented or revised, from time to time, by agreement of Seller and Buyer (which such amendment, supplement or revision may be set forth in an e-mail between Seller and Buyer) a copy of which amendment, supplement or revision shall be provided to Calculation Agent) that is subject to a Goldman Purchase Commitment.
“Non-Usage Fee”: The fee set forth in the Transactions Terms Letter payable by Seller monthly in arrears on each Price Differential Date, based upon the unused portion of the Committed Amount.
“OFAC”: The U.S. Department of Treasury’s Office of Foreign Assets Control. “Other Taxes”: As defined in Section 12.3(a) of this Agreement.
“Participant Register”: As defined in Section 14.7 of this Agreement.
“Participation Agreement”: That certain Master Participation Agreement, dated as of the Effective Date, by and between Guarantor and Seller, as the initial participant, as amended, restated, supplemented or otherwise modified from time to time.

“Participation Certificate”: The certificates evidencing 100% of the Participation Interests.

EXHIBIT B
[RESERVED]

EXHIBIT C
[Reserved]

EXHIBIT D
ASSIGNMENT OF CLOSING PROTECTION LETTER
[HOME POINT FINANCIAL CORPORATION] (“Assignor”) declares that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it does hereby convey, transfer, assign, deliver and give to Assignee, and hereby expressly subrogates GOLDMAN SACHS BANK USA (“Assignee”) unto, all of Assignor’s claims, demands, rights and causes of action, past, present or future, that Assignor has for loss or damage covered by the closing protection letter issued by [Title Company] attached hereto (“Closing Protection Letter”). Such rights being assigned by Assignor hereunder include, without limitation, the right to demand, sue, collect, receive, protect, preserve and enforce performance under the Closing Protection Letter. Assignee shall succeed to all rights of recovery of Assignor under the Closing Protection Letter and Assignor shall execute such instruments and documents necessary and proper to further secure such rights to Assignee and shall not act in any manner hereafter to prejudice or impair the rights of Assignee. Assignor hereby grants Assignee an irrevocable mandate and power of attorney coupled with an interest with full power of substitution to transact this act of assignment and subrogation. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Repurchase Agreement (as amended, restated, supplemented or modified from time to time) between Assignor and Assignee.
IN WITNESS WHEREOF, the Assignor has caused this assignment to be duly executed as of [    ],
202__.
[HOME POINT FINANCIAL CORPORATION] [HPFC SUB 1 LLC]
By:
Name:
Title:

EXHIBIT E
FORM OF POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
WHEREAS, Goldman Sachs Bank USA (“Buyer”), HPFC SUB 1 LLC (“Seller”) and Home Point Financial Corporation (“Guarantor”) have entered into the Amended and Restated Master Repurchase Agreement, dated as of June 30, 2021 (the “Agreement”), pursuant to which Buyer has agreed to purchase from Seller certain mortgage loans from time to time, subject to the terms and conditions set forth therein; and
WHEREAS, each of Seller and Guarantor has agreed to give to Buyer a power of attorney on the terms and conditions contained herein in order for Buyer to take any action set forth below that Buyer may deem necessary or advisable to accomplish the purposes of the Agreement.
NOW, THEREFORE, [Seller] [Guarantor] hereby irrevocably constitutes and appoints Buyer as its true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform any of the following actions in connection with assets purchased by Buyer from Seller under the Agreement (the “Purchased Assets”) or as otherwise provided below:
(a)(1)    to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the Purchased Assets;
(b)(2)    to assign or endorse any mortgage, deed of trust, promissory note or other instrument relating to the Purchased Assets;
(c)(3)    to correct any assignment, mortgage, deed of trust or promissory note or other instrument relating to the Purchased Assets, including, without limitation, unendorsing and re-endorsing a promissory note to another investor;
(d)(4)    to complete and execute lost note affidavits or other lost document affidavits relating to the Purchased Assets;
(e)(5)    to issue title requests and instructions relating to the Purchased Assets; and
(f)(6)    to give notice to any individual or entity of its interest in the Purchased Assets under the Agreement.
[Seller] [Guarantor] hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the power granted under this Power of Attorney upon the exercise of such power by the Attorney-in-Fact.

EXHIBIT F
WIRING INSTRUCTIONS
[***]

EXHIBIT G
FORM OF SERVICER NOTICE
[_______], 20__
[    ], as Servicer
[ADDRESS]
Attention:
Re:    Amended and Restated Master Repurchase Agreement dated as of June 30, 2021 (the “Agreement”) among HPFC Sub 1 LLC, (“Seller”), Home Point Financial Corporation (“Guarantor”) and Goldman Sachs Bank USA (“Buyer”)
Ladies and Gentlemen:
[    ] (“Servicer”) is servicing certain mortgage loans for Guarantor pursuant to that certain Servicing Agreement dated as of [    ] (the “Servicing Agreement”) between Servicer and Guarantor. Pursuant to the Agreement between Buyer, Guarantor and Seller, Servicer is hereby notified that Seller may from time to time sell to Buyer a one hundred percent (100%) beneficial interest (the “Participation Interests”) in certain mortgage loans which are then currently being serviced by Servicer pursuant to the terms of the Servicing Agreement (such mortgage loans that are serviced by Servicer, the “Mortgage Loans”).
Section 1. Direction Notice.
(a)    [Upon receipt of notice from Buyer (a “Direction Notice”) in which Buyer shall identify the Mortgage Loans, Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Further, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans as reasonably requested by Buyer.]
(b)    Notwithstanding any contrary information which may be delivered to the Servicer by Guarantor or Seller, Servicer may conclusively rely on any information delivered by Buyer, and Guarantor and Seller, jointly and severally, shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.
Section 2. No Modification of the Servicing Agreement. Without the prior written consent of Buyer exercised in Buyer’s sole and absolute discretion, Servicer shall not agree to (a) any modification, amendment or waiver of the Servicing Agreement; (b) any termination of the

Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.
Section 3. Right of Termination. Upon receipt of a Direction Notice, Buyer shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in accordance with the terms thereof. Any fees due to the Servicer (a) in connection with any termination shall be paid by Guarantor and Seller, jointly and severally, and (b) incurred following receipt of a Direction Notice shall be paid by Buyer to the extent that such fees relate to the Mortgage Loans that are subject to the Servicing Agreement; provided that any fees incurred after the receipt of a Direction Notice related to transfer of servicing of the Mortgage Loans from Servicer to Buyer’s servicer shall by

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
GOLDMAN SACHS BANK USA, as Buyer
By:
Name:
Title:
HOME POINT FINANCIAL CORPORATION, as Guarantor
By:
Name:
Title:
HPFC SUB 1 LLC, as Seller
By:
Name:
Title:
[     ], as Servicer
By:
Name:
Title:

EXHIBIT H
REPRESENTATIONS AND WARRANTIES
Representations and Warranties Concerning Purchased Assets. Seller represents and warrants to and covenants with Buyer that the following are true and correct with respect to each Purchased Asset as of the related Purchase Date through and until the date on which such Purchased Asset is repurchased by Seller. With respect to those representations and warranties which are made to Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining (i) Asset Value, (ii) whether a Mortgage Loan is an Eligible Mortgage Loan or (iii) or for any other purpose hereunder if Seller or Guarantor shall have made any such representation and warranty with knowledge that they were materially false or misleading at the time made. The References in the following representations and warranties to a “Mortgage Loan” or “Asset” refer to Related Mortgage Loan in which the Seller has acquired a Participation Interest represented by the related Purchased Assets.
(a)    Eligible Asset. The Mortgage Loan is an Eligible Mortgage Loan. The Mortgage Loan is a legal, valid and binding obligation of the Mortgagor thereunder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein.
(b)    Purchase Commitment. Unless otherwise stated in the Transactions Terms Letter, each Mortgage Loan related to the Asset which is the subject of a Purchase Commitment is covered by a Purchase Commitment that (i) does not exceed the availability under such Purchase Commitment (taking into consideration mortgage loans which have been purchased by the respective Approved Investor under the Purchase Commitment and mortgage loans which Seller has identified to Buyer as covered by such Purchase Commitment), (ii) conforms to the requirements and the specifications set forth in such Purchase Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Approved Investor and (iii) is eligible for sale to and insurance or guaranty by, respectively, the applicable Approved Investor and any applicable insurer. Each Purchase Commitment is a legal valid and binding obligation of Guarantor enforceable against it in accordance with its terms, subject to applicable bankruptcy insolvency and similar laws affecting creditors’ rights generally and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)    Transaction Request. Except with respect to de minimis data transcription errors, the information contained in the Transaction Request is true, correct and complete and the Mortgage Loan conforms to the description thereof on the related Transaction Request.
(d)    Origination and Servicing. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. The Mortgage Loan has been originated and serviced in compliance with Accepted Servicing Practices, applicable Agency Guides, the applicable Underwriting Guidelines and Insurer requirements and all applicable federal, state and

EXHIBIT I
[RESERVED]

EXHIBIT J
[RESERVED]

EXHIBIT K
The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):
Goldman Sachs Bank USA (the “Buyer”), has agreed to provide funds (“Escrow Funds”) to HPFC Sub 1 LLC (the “Seller”) to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent. U.S. Bank National Association, in its capacity as funds disbursement agent (the “Disbursement Agent”), will disburse such funds on behalf of Buyer.
You hereby agree that (a) you shall receive such Escrow Funds from the Buyer to be disbursed by the Disbursement Agent in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Buyer until such Escrow Funds are fully disbursed on behalf of Buyer in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed this Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Disbursement Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, returned back to the account specified in Disbursement Agent’s incoming wire transfer.
You further agree that, upon disbursement of the Escrow Funds, you will hold the Mortgage Loan File as specified in the Escrow Instruction Letter in escrow as agent and bailee for Buyer, and will forward the Mortgage Loan File and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier (y) to the Disbursement Agent within three (3) Business Days following the date of origination.
You agree that all fees, charges and expenses regarding your services to be performed pursuant to this Escrow Instruction Letter are to be paid by Seller or its borrowers, and Buyer shall have no liability with respect thereto.
The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Buyer. You understand that Buyer shall act in reliance upon the provisions set forth in this Escrow Instruction Letter and that the Buyer is an intended third party beneficiary hereof.
Whether or not an Escrow Instruction Letter executed by you is received by the Disbursement Agent, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of this Escrow Instruction Letter.

EXHIBIT L
FORM OF MONTHLY SERVICING REPORT
[***]

EXHIBIT M
NON-OWNER OCCUPIED LOANS (AGENCY SECURITIZATION-DESIGNATED)
Loan Number
[***]

EXHIBIT N
NON-OWNER OCCUPIED LOANS
(GOLDMAN PURCHASE COMMITMENT--DESIGNATED)
Loan Number
[***]

SCHEDULE 1
Filing Jurisdictions and Offices

Entity Name	Role	Filing Office
Home Point Financial Corporation	Guarantor	New Jersey
HPFC Sub 1 LLC	Seller	Delaware

SCHEDULE 2
Ownership Structure of Guarantor and its Affiliates and Subsidiaries

Exhibit A-2

MASTER REPURCHASE AGREEMENT

(Conformed Copy)

(Attached)

B-2-1